 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01    Entry into a Material Definitive Agreement.

On December 14, 2021, Evolus, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with BPCR Limited Partnership (as a “Lender”), BioPharma Credit Investments V (Master) LP (as a “Lender”), and Biopharma Credit PLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent), pursuant to which the Lenders agreed to make term loans to the Company in an aggregate principal amount of up to $125,000,000, subject to funding in two tranches (the "Term Loans"). The proceeds of the Term Loans will be used to fund the Company’s general corporate and working capital requirements.

Pursuant to the terms of the Loan Agreement, the Term Loans will be advanced in two tranches. The first tranche (the “Tranche A Loan”) shall be advanced in the amount of $75,000,000 10 business days following the effective date of the Loan Agreement (“Tranche A Closing Date”), subject to entering into a Guaranty and Security Agreement (the “Guaranty and Security Agreement”) and delivery of other customary deliverables. The second tranche (the “Tranche B Loan”) of $50,000,000 will be advanced at the Company’s election, subject to the terms and conditions of the Loan Agreement. The Term Loans will mature on the 6th year anniversary of the Tranche A Closing Date (“Maturity Date”).

The Term Loans accrue interest at a per annum rate equal to the LIBOR Rate plus 8.5% per annum. Accrued interest is due and payable on the last day of each quarter, with payment beginning in the calendar quarter immediately following the Tranche A Closing Date. The Company shall make 12 equal quarterly payments of principal on the outstanding Term Loans commencing on or immediately following the 39th-month anniversary of the Tranche A Closing Date continuing through the Maturity Date.

The Company may elect to prepay all amounts owed prior to the Maturity Date, provided that the Company provides notice to the Collateral Agent, the amount is not less than $20,000,000, and the amount is accompanied by all accrued and unpaid interest thereon through the date of prepayment. Prepayments of the Tranche A Loan prior to the 2nd anniversary of the Tranche A Closing Date and prepayments of the Tranche B Loan prior to the 2nd anniversary of the Tranche B Closing Date will be accompanied by a makewhole amount equal to the sum of all interest that would have accrued through such 2nd anniversary. Prepayments of the Term Loans will also be accompanied by a prepayment premium equal to the principal amount so prepaid multiplied by 3% if made prior to the 3rd anniversary of the Tranche A Closing Date, 2% if made on or after the 3rd anniversary of the Tranche A Closing Date but prior to the 4th anniversary of the Tranche A Closing Date, and 1% if made on or after the 4th anniversary of the Tranche A Closing Date but prior to the Maturity Date. If the Term Loans are accelerated following the occurrence of an event of default, the Company shall immediately pay to Lenders the sum of all obligations for principal, interest, and the applicable makewhole and prepayment premium.

Pursuant to the Guaranty and Security Agreement, the Company will grant the Collateral Agent a security interest in substantially all of its personal property, rights and assets to secure the payment of all amounts owed to Lenders under the Loan Agreement.

The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties. The Company is bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without Lender’s prior written consent, including, without limitation, incurring certain additional indebtedness, consummating certain change in control transactions, or incurring any non- permitted lien or other encumbrance on the Company’s assets. The Loan Agreement also contains other customary provisions, such as confidentiality obligations and indemnification rights for the benefit of Lenders. The Loan Agreement does not contain covenants requiring the Company to maintain a minimum cash threshold or minimum revenues or earnings.

The foregoing description of the Loan Agreement and the Guaranty and Security Agreement is qualified in its entirety by reference to the Loan Agreement and the Guaranty and Security Agreement. The Loan Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Company intends to file a copy of the Guaranty and Security Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2021.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 14, 2021, the Company issued a press release announcing the execution of the Loan Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1+
Loan Agreement, dated as of December 14, 2021, by and among Evolus, Inc. (as Borrower and a Credit Party), BioPharma Credit PLC (as Collateral Agent), BPCR Limited Partnership (as a Lender), and BioPharma Credit Investments V (Master) LP (as a Lender).

99.1	Press Release of Evolus, Inc., dated December 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
___________
+ Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: December 14, 2021	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer